CHISHOLM, BIERWOLF & NILSON
                          Certified Public Accountants
A Limited Liability        533 W. 2600 S., Suite 250     Office (801) 292-8756
     Company                 Bountiful, Utah 84010          Fax (801) 292-8809

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                CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated February 25, 2004, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of View Systems, Inc. and Subsidiaries for the fiscal year ended December 31, 2003.


/s/Chisholm, Bierwolf & Nilson LLC

Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
August 2, 2004